Exhibit 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

      THIS AGREEMENT is entered into with the intent that it be effective as of November 9 2005, by and between Biophan Technologies, Inc. ("BTI"), a Nevada corporation having its principal place of business at 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586 ("Company") and Darryl L. Canfield ("Executive"), an individual residing at 32 Merryhill Lane, Pittsford, New York 14534.

1.    EMPLOYMENT RELATIONSHIP

      1.1. Executive shall be and hereby is employed initially in the capacity as set forth in Exhibit A, in consequence whereof Executive shall faithfully, fully, and to the best of his ability perform and render such services and perform such duties for Company as it shall direct, and Executive shall devote his full business time and efforts to such services and duties. The Executive may be permitted to engage in other revenue generating activity, provided it does not interfere with his employment with BTI, and further provided that Executive provides prior written notice to the Company of his intention to engage in other business activity, and the Company reasonably believes that such activity will not compete with the business of the Company.

      1.2. As compensation for the performance of his duties, Executive shall receive an annual salary in the initial amount as set forth in Exhibit A, such salary to be paid in regular periodic installments as the parties agree, and performance bonuses as as may be agreed from time to time by BTI and Executive.

      1.3.  Executive shall be entitled to stock options as set forth in Exhibit
            A. In addition to the options set forth in Exhibit A, Executive shall also be eligible to receive additional option grants, from time to time, pursuant to the Company's Stock Option Plan.

      1.4.  Executive shall be entitled to vacation time as set forth in Exhibit
            A.

      1.5. Executive shall be entitled to participate in all fringe benefit programs now or hereafter made available to any other persons employed in a similar capacity.

      1.6. Company shall reimburse Executive for all travel and business expenses incurred by him, which are reasonable and necessary for carrying on the business of the Company, and as such are approved by the Company. Expenses shall be reimbursed after presentation by Executive of an itemized and documented account of such expenses in form and substance satisfactory to the Company, and after the Company has determined that such expenditures were reasonable, ordinary, necessary and approved.

      1.7. The initial term of this Agreement shall be two (2) years, and shall automatically renew for subsequent one (1) year terms unless this Agreement is otherwise terminated by either party in accordance with
            Section 3.

      1.8. The Company shall maintain general liability insurance and a Directors' and Officers' policy, with coverage at least comparable to the coverage in effect on the date this Agreement is signed by Executive. Notwithstanding any provision herein to the contrary, it shall not be a breach by the Company of this Agreement if the Company changes its insurance coverage, provided that the Company delivers to Executive prior written notice of any changes to said insurance policies that may adversely impact Executive.

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2.    COVENANTS BY EXECUTIVE

      2.1. Upon execution of this Agreement, Executive shall enter into the Company's Confidential Information, Invention and Non-Competition Agreement, a copy of which is attached hereto as Exhibit B.

3.    TERMINATION/SEVERANCE

      3.1. The Executive's employment hereunder may be terminated upon the occurrence of any of the following:

            (i)   the death of the Executive;

            (ii) termination by Executive upon thirty (30) days' notice to BTI ("Voluntary Termination"), or thirty (30) days' notice by BTI to Executive ("Involuntary Termination");

            (iii) upon  the  permanent   disability   of  Executive;   the  term
                  "permanent disability" shall mean no longer being able to perform the essential functions of the position with reasonable accommodation;

            (iv) at the Executive's discretion, within thirty (30) days after a Change in Control in the Company. A Change of Control shall be deemed to have occurred if:

                  (1) there shall be consummated any consolidation merger or stock-for-stock exchange involving the Company or the securities of the Company in which the holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or if the Company does not survive such transaction voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Company (or such other surviving corporation), excluding securities received by any members of such group which represent disproportionate percentage increases in their shareholdings vis-a-vis the other members of such group.

                  (2) "approved directors" shall constitute less than a majority of the entire Board of Directors of the Company with "approved directors" defined to mean the members of the Board of Directors of the Company as of the date of this Agreement and any subsequently elected members who shall be nominated or approved by a majority of the approved directors on the Board of the Company prior to such election, or

                  (3) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions, excluding any transaction described in subdivision (1), above), of all, or substantially all, of the assets of the Company to a party which is not controlled by or under common control with the Company.

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            (v)   at the Executive's  discretion,  upon a significant  change in the Executive's job duties or responsibilities, where the phrase "Significant Change In The Executive's Job Duties Or Responsibilities" shall mean a material change in the type of work Executive performs;

            (vi) termination of the Executive's employment hereunder by the Company at any time for "cause", such termination to take effect immediately upon written notice from the Company to the Executive.

      3.2. Cause. For all purposes of this Agreement, the term "cause" shall mean the occurrence of one or more of the following events (i) the Executive willfully refuses to obey reasonable and lawful orders of the CEO or the Board of Directors; (ii) the Executive has willfully breached or habitually neglected his duty and has failed to correct his behavior within five (5) days following receipt of written notice of such concerns; (iii) the Executive has been convicted in a court of law of a crime or offense which involves dishonesty or fraud; (iv) the Executive has breached any of the Executive's obligations pursuant to this Agreement; or (v) the Executive has committed an intentional tort against the Company or its Executives.

      3.3. Severance for Involuntary Termination; Disability or Significant Changes in Job Responsibilities. In the event of Involuntary Termination of the Executive, Disability or Significant Changes in Job Responsibilities, the Company will pay the Executive (i) the unpaid amount of the Executive's Base Salary through the date of termination as set forth in Exhibit A hereof, as amended from time to time; and (ii) bonus compensation, if any, assuming written goals required by the bonus plan are met, or would likely be met if Executive remained employed. The details of the bonus payment and when it is earned and how it is calculated will be outlined in separate agreement to be agreed upon by the Executive and the Board of Directors. In addition the Executive shall have three (3) months from the date of termination to exercise his rights to purchase stock in the Company pursuant to any vested but unexercised option or warrant agreement. All payments made to the Executive hereunder will be subject to all applicable employment and withholding taxes.

      3.4. Severance for Change in Control. In the event of termination of employment of the Executive due to a Change in Control, the Company will pay the Executive (i) the unpaid amount of the Executive's Base Salary through the date of termination as set forth in Exhibit A, as amended from time to time; (ii) bonus compensation, if any, assuming written goals required by the bonus plan are met, or would likely be met if Executive remained employed (the details of the bonus payment and when it is earned and how it is calculated will be outlined in separate agreement to be agreed upon by the Executive and the Board of Directors); and (iii) a severance payment equal to six (6) months of his then current salary, in three (3) equal installments with the first installment due and payable within fifteen (15) days following termination' the second installment due and payable within thirty
            (30) days following termination; and the third installment due and payable within sixty (60) days following termination. In addition, the Executive will be immediately vested in any warrants, options, retirement plans or agreements then in effect and the Company will continue the Executive's medical, dental, and vision insurance for the six (6) month period. All payments made to the Executive hereunder will be subject to all applicable employment and withholding taxes.

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      3.5.  Termination  for Cause. In the event of the termination for Cause of the Executive, all unexercised warrants and options, whether or not vested, shall be canceled and the Executive will not be eligible for severance payments. The Company shall pay to the Executive the unpaid amount of the Executive's Base Salary through the date of termination as set forth in Exhibit A.

      3.6. Voluntary Termination. In the event of the Voluntary Termination of the Executive, all unvested warrants and options shall be canceled, and the Executive shall have three (3) months from the date of termination to exercise his rights with respect to any unexercised but vested options. The Executive will not be eligible for severance payments. The Company shall pay to the Executive the unpaid amount of the Executive's Base Salary through the date of termination as set forth in Exhibit A.

      3.7. The provisions of this Section 3 shall survive termination of this Agreement for any reason.

4.    MISCELLANEOUS PROVISIONS

      4.1. Executive hereby represents and warrants that he is free to make this Agreement, and the making hereof and/or performance hereunder by him will not violate the legal and/or equitable rights of any third party.

      4.2. This Agreement and the Employee Confidential Information, Invention and Non-Competition Agreement embody the entire understanding of the parties, and there are no promises, terms, covenants, conditions or obligations or other written, expressed or implied agreements other than those contained herein. No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by both parties hereto.

      4.3. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach of this Agreement.

      4.4. The employment by Company or Executive is being effected because of Executive's special capabilities and qualifications, and all of his rights, benefits and duties hereunder are, therefore, not assignable or transferable in any manner.

      4.5. Except as set forth in the Employee Confidential Information, Invention and Non-Competition Agreement, any controversy, claim, or dispute arising out of or relating to this Agreement, or breach of any provision of this Agreement, shall be settled by arbitration, and, in connection therewith, the Company and Executive hereto agree that:

            A.    Either  Executive  or Company may  initiate  arbitration  of a
                  claim  by  giving   written   notice   to  the   other   party
                  ("Arbitration Notice").

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

            B. Within ten (10) days after the date on which the Arbitration Notice is given, Executive and Company shall agree upon a single arbitrator or, if they fail to do so for any reason, at any time after the expiration of such ten (10) day period, either party may request the American Arbitration Association to designate an arbitrator. Any arbitration proceeding shall be held in the County of Monroe, the State of New York.

            C. The arbitrator shall promptly consider the facts in dispute and resolve the same in accordance with the Rules of the Arbitration Association (or any successor organization if the American Arbitration Association no longer exists). The decision of the arbitrator shall be final, conclusive, and binding upon Company and Executive.

            D. The fees and expenses of the arbitrator in any such proceeding (including the fees and expenses of any person retained by the arbitrator) and the fees and expenses of counsel for Executive and Company shall be borne by the respective parties as follows:

                  (i) The party that did not initiate such proceeding shall bear the portion of such fees and expenses represented by the fraction having a numerator equal to the net dollar amount of any recovery actually awarded to the initiating party by the arbitrator in such proceeding and having a denominator equal to the maximum aggregate dollar amount originally sought to be recovered by the initiating party in connection with the claim being arbitrated; and

                  (ii) The initiating party shall bear the remaining portion of such fees and expenses.

            In the event that multiple claims shall be involved in any such proceeding, the fees and expenses of such proceeding shall be allocated as provided above based upon the outcome of the claim having the largest dollar amount originally sought to be recovered.

            E. The arbitrator shall have the power to grant injunctive relief and other provisional remedies and to issue such orders as may be deemed necessary in connection therewith.

      4.6. If any provision of this Agreement is unenforceable, the remaining provisions shall, to the extent possible, be carried into effect, taking into account the general purposes and spirit of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

COMPANY                                         EXECUTIVE

By:   /s/  Michael L. Weiner                       /s/  Darryl L. Canfield
   ------------------------------               -------------------------------
     Michael L. Weiner, CEO                     Darryl L. Canfield

                                    EXHIBIT A

Position/Job Title:

               Vice President, Treasurer, Chief Financial Officer and Secretary

Annual Salary:

               $ 180,000, payable bi-weekly.

Stock Options:

      Executive shall receive a non-qualified option to purchase up to 600,000 common shares with an exercise price equal to the Fair Market Value of the common stock on the first day of his employment. The Option may be exercised:

      (a) with respect to all or any part of 100,000 of the Shares covered hereby at any time on or after the date of grant,

      (b) with respect to all or any part of 100,000 of the Shares covered hereby at any time on or after June 1, 2006,

      (c) with respect to all or any part of 100,000 of the Shares covered hereby at any time on or after December 1, 2006,

      (d) with respect to all or any part of 100,000 of the Shares covered hereby at any time on or after June 1, 2007,

      (e) with respect to all or any part of 100,000 the Shares covered hereby at any time on or after December 1, 2007,

      (f) with respect to all or any part of 100,000 the Shares covered hereby at any time on or after June 1, 2008.

      The option shall expire ten (10) years from the date of grant.

Healthcare Plan:

      Executive will receive the Company's full health care plan, including dental and vision.

Paid Vacation:

      Four (4) weeks

Paid Holidays:

      Eleven (11) paid holidays according to the Company's standard holiday schedule.

                                    EXHIBIT B

   Employee Confidential Information, Invention and Non-Competition Agreement

For good and valuable consideration, including my employment by Biophan Technologies, Inc. (the "Company") or its successors and assigns, and any of its present or future subsidiaries, or organizations controlled by, controlling, or under common control with it, I agree as follows:

1. That the Company operates in a competitive environment, and that its success is due in part to the competitive advantage afforded it by its unique and proprietary trade secrets and other confidential information relating to biomedical research and technology development as well as other business processes and product technologies, in which the Company has invested (and plans to continue investing) great time, effort, skill and expense. I understand that the Company would be unwilling to employ and compensate me, but for the restrictions of this Agreement. I acknowledge that my employment by the Company may include inventing, discovering, initiating, or contributing to Confidential or Proprietary Information as an integral part thereof.

2. At all times before and after the termination of my service (for any reason by the Company or by me), I will keep all Confidential Information (as defined below) in strict confidence and secrecy, and not disclose such Confidential Information to anyone, and not use the Confidential Information in any way outside of my assigned responsibilities for the Company, except as expressly pre-authorized by the Company in writing. "Confidential Information" means information or an idea that: (a) a competitor may secure a significant competitive advantage over the Company by using; (b) the Company has not disclosed to others outside the Company without restriction; (c) the Company considers Confidential; (d) is not available in some form to others outside the Company; or (e) the Executive did not know the information before becoming employed.

3. During the period of my service with the Company, and for a period of one (1) year after the termination of such service, I agree not to compete with the Company, solicit any clients of the Company or otherwise engage, assist, or participate directly or indirectly in the same business or businesses as that or those conducted by the Company, involving the same or similar products or services in any jurisdiction in which the Company is doing business. In addition, I agree not to engage, directly or indirectly, as an owner, promoter, consultant, officer, director, employee or substantial stockholder or have any material investment or other substantial equity interest in any business entity that so competes with the Company. I agree that this restriction is reasonable in time and scope and will not unduly restrict me from earning a livelihood.

4. For a period of one (1) year following termination of my service with the Company, I agree that I shall not: (a) persuade or attempt to persuade any employee of the Company to leave the employ of the Company; (b) solicit any client of the Company with respect to any products of the type offered by the Company; (c) provide any services to any client of the Company of the type offered by the Company; or (d) assist, directly or indirectly, any other party in soliciting any client of the Company with respect to any products or providing any services to any client of the Company of the type offered by the Company. I agree that this restriction is reasonable in time and scope and will not unduly restrict me from earning a livelihood.

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5. To promptly disclose to the Company all inventions,  copyrightable  works and other intellectual property that I have or will conceive, create or develop during the term of my employment. I further agree to transfer to the Company, or its designee, all rights in the Confidential Information or in any expression of the Confidential Information, in any invention, copyright or other intellectual property, whether or not patented or patentable, relating to the Company's business, made, conceived or developed by me, alone or with others, while I have been or continue to be employed by the Company, whether or not in connection with my assigned duties and whether or not developed with the use of Company personnel, facilities, equipment or other resources. I hereby irrevocably assign to the Company or its designee all patent, copyright and other ownership rights in all such inventions, copyrightable works and other intellectual property, and agree (before and after termination of my employment) to execute any and all papers and documents and to provide reasonable assistance from time to time as the Company may consider to be necessary or convenient in obtaining or perfecting any and all of such rights for itself or its designee. If after termination of my employment, these responsibilities are substantial in nature, they will be compensated at prevailing consulting fee levels, and will be coordinated with any new employment time demands. I further agree to request, in writing, a release from the Company for any inventions or discoveries that I wish to pursue personally and for which the Company determines that it has no present or future interest in such invention or discovery, and that I shall take no action contrary to the Company's interests in any such inventions or discoveries until I receive a written response to my request. Failure to provide a written response within three (3) months shall constitute a release by the Company. In the event the Company is unable for any reason to secure my signature to any lawful and necessary document required to apply for or execute any patent applications or copyright registrations with respect to such an invention or copyrightable work (including renewals, extensions, continuations, divisions or continuations in part thereof), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and on my behalf and, instead of me, to execute and file any such application or registration and to do all their lawfully permitted acts to further the prosecution and issuance of patents or copyright registration thereon with the same legal force and effect as if executed by me.

6. To return to the Company all notes, records, lists, files and documentation (in hard copy or machine readable form) supplied to me by the Company or its business associates, or created by me in the course of or in connection with my employment, or otherwise used, created, collected, or controlled by me while employed by the Company, upon request by the Company, and, in any event, upon termination of my employment. I will do this without keeping any copies (including copies on any computer or data storage media). However, regardless of any other provision herein, I will be allowed to retain a copy, for personal non-business use, of any speeches, presentations, or articles prepared before or during the course of my employment.

7. I further warrant and represent to the Company that I am not subject to any agreement or university policy inconsistent with this Agreement regarding inventions or discoveries set forth herein. I further agree to refrain from engaging in any other employment or outside business interest without the prior written consent of the Company, excluding the following interests in which I will continue to be engaged prior to beginning this employment:

         a. N/A
             -------------------------------------------------------------------

         b.
             -------------------------------------------------------------------

         c.
             -------------------------------------------------------------------

Requires Acknowledgement by Officer of Company                   ____/____/20___
                                              ---------------

8. This Agreement shall benefit and may be enforced by the Company, its successors or assigns, and shall bind me and any successors in interest, and may not be changed in whole or in part except in a writing signed by an authorized officer of the Company and me.

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

This Agreement is governed by internal New York law. Any litigation commenced by a party and relating to this Agreement or its subject matter shall be within the exclusive jurisdiction of the courts of the State of New York, Monroe County, or if the jurisdiction prerequisites exist at the time, the Federal Courts of New York with venue to be in the Western District of New York, and the parties hereby waive any right in such litigation to object to personal jurisdiction and venue. The Company shall be entitled to preliminary, temporary and permanent injunctive relief to restrain any violation of this Agreement by me, in addition to damages and other remedies.

The Company may notify anyone subsequently employing or retaining me or evidencing any intention to employ or retain me as to the existence and provisions of this Agreement. No waiver of any provision of this Agreement (or any similar agreement with any other person) shall constitute or imply any continuing, other or further waiver, and the Company shall be free to reinstate the waived term at any time and to enforce all other provisions of this Agreement at its sole discretion. This is the entire agreement concerning its subject matter. I understand that my employment with the Company may be terminated by either me or the Company at any time in accordance with the terms of my Employment Agreement, to which this document is attached.

Having read and understood this Agreement, I have willingly and voluntarily executed and unconditionally delivered this Agreement to the Company, effective as of the 9th day of November, 2005.

Darryl L. Canfield

   /s/  Darryl L. Canfield
   -----------------------

Signature

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